EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-90036) and Forms S-8 (Nos. 333-112319, 333-38520, 333-22803, 333-00729, 33-59797, 33-56899 and 33-39032) of Campbell Soup Company of our report dated September 23, 2004 relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

October 12, 2004